Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 11, 2022 and September 13, 2022, with respect to our audit of the consolidated financial statements of MingZhu Logistics Holdings Limited and its subsidiaries as of and for the year ended December 31, 2021.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

Very truly yours,

/s/ AUDIT ALLIANCE LLP
AUDIT ALLIANCE LLP
April 10, 2023